Exhibit 10.1

$200,000,000

CUTERA, INC.

2.25% CONVERTIBLE SENIOR NOTES DUE 2028

PURCHASE AGREEMENT

May 24, 2022

May 24, 2022

Goldman Sachs & Co. LLC

As Representative (the “Representative”)

of the several Initial Purchasers

named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

Cutera, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $200,000,000 principal amount of its 2.25% Convertible Senior Notes due 2028 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture, to be dated on or about May 27, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $30,000,000 principal amount of its 2.25% Convertible Senior Notes due 2028 (the “Additional Securities”) if and to the extent that the Representative of the offering shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase the Additional Securities granted to the Initial Purchasers in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. The Company’s common stock, par value $0.001 per share is hereinafter referred to as the “Common Stock.” The Securities will be convertible into cash, shares of Common Stock (the “Underlying Securities”), or a combination of cash and Underlying Securities, at the Company’s election in accordance with the terms of the Indenture.

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum; “Time of Sale Memorandum” means the Preliminary

Memorandum together with each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act). As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Representative that:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) any General Solicitation that is not an Additional Written Offering Communication, made by the Company or by an Initial Purchaser with the consent of the Company, when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The financial statements of the Company, together with the related notes, set forth or incorporated by reference in each of the Time of Sale Memorandum and Final Memorandum comply in all material respects with the requirements of the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved (“GAAP”); the supporting schedules, if any, included or incorporated by reference in each of the Time of Sale Memorandum and Final Memorandum present fairly the information required to be stated therein; all non-GAAP financial information included or incorporated by reference in each of the Time of Sale Memorandum and Final Memorandum complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Time of Sale Memorandum and Final Memorandum, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The interactive data in eXtensible Business Reporting Language included in the Company’s filings with the Commission and incorporated by reference the Time of Sale Memorandum and Final Memorandum fairly presents the information called for in all material respects and has been prepared, in all material respects, in accordance with the Commission’s rules and guidelines applicable thereto. To the Company’s knowledge, BDO USA, LLP (“BDO”), which has expressed its opinion with respect to the financial statements and schedules set forth or incorporated by reference in each of the Time of Sale Memorandum and Final Memorandum, is (A) an independent public accounting firm within the meaning of the Securities Act and the rules and regulations thereunder, (B) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (C) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(d) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own or lease, as the case may be, its properties and conduct its business as currently being carried on and as described in the Time of Sale Memorandum and Final Memorandum, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(e) Except as contemplated in the Time of Sale Memorandum and Final Memorandum, subsequent to the respective dates as of which information is given in the Time of Sale Memorandum, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which would reasonably be expected to result in any Material Adverse Change.

(f) Except as set forth or incorporated by reference in the Time of Sale Memorandum and in the Final Memorandum, there is no pending or, to the knowledge of the Company, threatened or contemplated, action, suit or proceeding (A) to which the Company or any of its subsidiaries is a party or (B) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents (as defined below) or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (1) to which the Company or any of its subsidiaries is subject or (2) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that would be required (by the Securities Act or the rules and regulations thereunder) to be described in the Time of Sale Memorandum and Final Memorandum if each of the Time of Sale Memorandum and Final Memorandum were a prospectus included in a registration statement on Form S-3 and that have not been so described.

(g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, re-organization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity) (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

(h) The maximum number of Underlying Securities initially issuable upon conversion of the Securities (including the maximum number of additional Underlying Securities by which the Conversion Rate (as such term is defined in the Time of Sale Memorandum and the Final Memorandum) (the “Conversion Rate”) may be increased in connection with a make-whole fundamental change (as such term is defined in the Time of Sale Memorandum and the Final Memorandum) and assuming (x) the Company elects, upon each conversion of the Securities, to deliver solely shares of Common Stock, other than cash in lieu of fractional shares, in settlement of each conversion and (y) the Initial Purchasers exercise their option to purchase the Additional Securities in full (the “Maximum Number of Underlying Securities”)) have been duly authorized and reserved for issuance and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(i) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) or (C) as would not reasonably be expected to result in a Material Adverse Effect or materially affect the ability of the Company to perform its obligations under the Transaction Documents. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws or where the failure to obtain any such consent, approval, authorization, order of qualification would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or impede the ability to the Company to consummate the transactions contemplated by the Transaction Documents;; and the Company has full power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(l) All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; and the capital stock of the Company conforms in all material respects to the description thereof in the Time of Sale Memorandum and in the Final Memorandum. Except as otherwise stated in the Time of Sale Memorandum and in the Final Memorandum, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound and (B) neither the offering nor sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Time of Sale Memorandum and in the Final

Memorandum, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Time of Sale Memorandum and in the Final Memorandum under the caption “Description of Capital Stock.”

(m) Except as described in the Time of Sale Memorandum and in the Final Memorandum, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Memorandum and in the Final Memorandum accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents and (B) was made in all material respects in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(n) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order that is required for its operation or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(o) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Time of Sale Memorandum and in the Final Memorandum as being owned by them, in each case free and clear of all material liens, claims, security interests, other encumbrances or defects except such as are described in the Time of Sale Memorandum and in the Final Memorandum. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(p) The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Time of Sale Memorandum and in the Final Memorandum to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect. Furthermore, except as disclosed in the Time of Sale Memorandum and in the Final Memorandum (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of Intellectual Property owned by the Company and its subsidiaries, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company nor any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(q) The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”), or any other state, federal or foreign agencies or bodies engaged in the regulation of medical devices, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit, except for such registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits, the lack of which would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The studies, tests and clinical trials conducted by or on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Time of Sale Memorandum or the Final Memorandum, or the results of which are referred to in the Time of Sale Memorandum or the Final Memorandum, were and, if still pending, are being conducted in all material respects in accordance with study protocols and all applicable statutes, rules and regulations promulgated by the FDA and other comparable regulatory agencies having jurisdiction over medical devices; the descriptions of the results of such studies, tests and trials contained in the Time of Sale Memorandum and the Final Memorandum do not contain any misstatement of a material fact or omit a material fact necessary to make such statements not misleading; and the Company has not received any notices or other written correspondence from the FDA or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination or suspension of any studies, tests or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same. Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, there has not been any violation of law or regulation by the Company in its respective product development efforts, submissions or reports to any regulatory authority that could reasonably be expected to require investigation, corrective action or enforcement action.

(s) The Company and, to the Company’s knowledge, its directors, employees and agents (while acting in such capacity) are in material compliance with, all health care laws applicable to the Company, or any of its products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the

Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Radiation Control for Safety and Health Act of 1968 (Pub. L. No. 90-602), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, regulation, or other issuance which imposes requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of medical devices, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, exclusion of individuals or companies from government health care programs, quality, safety, privacy, security, licensure or any other aspect of providing health care or medical products or services (collectively, “Health Care Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, the United States Federal Trade Commission, the United States Department of Health and Human Services Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws. The statements with respect to Health Care Laws and the Company’s material compliance therewith included in the Time of Sale Memorandum or the Final Memorandum fairly summarize the matters therein described.

(t) For each device that the Company currently manufactures, causes to be manufactured and distributes or causes to be distributed for sale, including any material modification thereof, (the “Company Devices”) that requires a 510(k) premarket notification or a Pre-Market Approval (“PMA”) by the FDA, the Company has obtained such 510(k) clearance or PMA approval by the FDA, respectively, unless an exemption applies. To the Company’s knowledge, all Company Devices as currently distributed have been labeled or promoted in a manner consistent with the 510(k) clearance, PMA approval, or exemption, applicable to each Company Device. All Company Devices currently being commercialized are listed with the FDA and have been manufactured in a facility registered with FDA. The Company has obtained the necessary regulatory authorization for its manufacturing facility, and the facility currently is not subject to any outstanding adverse action taken by the FDA. All Company Devices manufactured by the Company or, to the Company’s knowledge which the Company causes to be manufactured by third parties, are manufactured in all material respects in accordance with applicable Quality Systems Regulations, 21 C.F.R. Part 820. To the Company’s knowledge, it has submitted all reports necessary to be submitted in accordance with the Medical Device Reporting regulations, 21 C.F.R. Part 803. The Company has labeled and promoted the

Company Devices in all material respects with the provisions of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) (the “FDC Act”) and FDA’s implementing regulations. The Company Devices are not misbranded, adulterated, or otherwise in violation of the FDC Act or FDA’s regulations, or rules governing the current business of the Company or its subsidiaries.

(u) The Company is complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements at 21 CFR 803, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(v) The Company has not had any product or manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(w) The Company and its subsidiaries are, and at all times prior hereto have been, in compliance in all material respects with all applicable state, federal, and international data privacy, security and consumer protection laws and regulations, including, without limitation, applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and the Company and its subsidiaries have taken commercially reasonable actions to comply with, and have been and currently are in compliance in all material respects with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To facilitate compliance with the Privacy Laws, the Company and its subsidiaries have in place and take commercially reasonable steps to comply in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (as defined below). “Personal Data” means (A) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (B) any information which would qualify as “personally identifiable” information as applied by the Federal Trade Commission; (C) “Protected Health Information,” as defined by HIPAA; (D) “personal data,” as defined by GDPR; and (E) any other information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company and its subsidiaries have, at all times prior hereto, made all material disclosures to users or customers required by applicable Privacy Laws, and none of such disclosures made or contained in any such disclosures have, to the knowledge of the Company, been inaccurate or in violation of any applicable Privacy Laws in any material respect. Neither the Company nor any subsidiary: (1) has received written notice of any liability, including, but not limited to security or data privacy breaches or other unauthorized access to, use of, or destruction of Personal Data, under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (2) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (3) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(x) (A) Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, there have been no recalls, field notifications, field corrections, market withdrawals, “dear doctor” letters, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (B) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (1) a Safety Notice with respect to the Company’s products or services, (2) a change in labeling of any the Company’s respective products or services, or (3) a termination or suspension of marketing or testing of any the Company’s products or services.

(y) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents, or in material breach of or otherwise in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material properties or assets of the Company or any of its subsidiaries is subject.

(z) The Company and its subsidiaries have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed by them or have properly requested extensions thereof and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Time of Sale Memorandum and the Final Memorandum.

(aa) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on The NASDAQ Global Select Market (“NASDAQ”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of NASDAQ for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Maximum Number of Underlying Securities on NASDAQ.

(bb) Other than the subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(cc) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the applicable stock exchange rules (“Exchange Rules”) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(dd) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ee) The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as it reasonably believes is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ff) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(gg) Intentionally Deleted.

(hh) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(ii) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Time of Sale Memorandum and the Final Memorandum.

(jj) Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, or employees, or, to the Company’s knowledge, agents, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance in all material respects with, each of the following laws to the extent applicable to the Company or any of its subsidiaries: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(kk)

(i) Neither the Company nor any of its subsidiaries, nor any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(A) the subject of any applicable sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Russia, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(A) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll) Except as disclosed in the Time of Sale Memorandum and Final Memorandum, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(mm) The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(nn) (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan (as defined below). No Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate (as defined below) has incurred or would reasonably be expected to incur a liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and further includes all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, and all other material benefit plans, agreements, programs or policies, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States of America.

(oo) Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture (other than component parts), produce, assemble or license its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture (other than component parts), produce, assemble or license its products.

(pp) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to result in a Material Adverse Effect.

(qq) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as may be restricted by applicable law governing corporations or limited liability companies or as described in or contemplated by the Time of Sale Memorandum and the Final Memorandum.

(rr) Any third-party statistical and market-related data included in the Time of Sale Memorandum and the Final Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(ss) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Time of Sale Memorandum or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) To the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company or any of its subsidiaries), equipment or technology owned, held or used by or for the Company or any of its subsidiaries (collectively, the “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any incidents under internal review or investigations relating to the same and (A) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data; (B) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to (1) the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information collected from or provided by third parties, (2) the privacy and security of the IT Systems and Data and (3) the protection of the IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (B), individually or in the aggregate, have a Material Adverse Effect; and (C) the Company and its subsidiaries have taken commercially reasonable steps to protect the IT Systems and Data, including by implementing backup, security and disaster recovery plans, procedures and technology consistent with industry standards and practices.

(uu) The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Certain Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate and fairly summarize in all material respects the United States federal income tax laws referred to therein.

(vv) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of the Representative, or (iii) offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(ww) Assuming compliance by the Initial Purchasers with the provisions of Section 7 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xx) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(yy) The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the resale of the Securities or result in a violation of Regulation M under the Exchange Act.

(zz) Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97% of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from May 27, 2022 to the Closing Date (as defined below).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $30,000,000 principal amount of Additional Securities, solely for the purpose of covering sales of Securities in excess of the principal amount of the Firm Securities, at the Purchase Price, plus accrued interest, if any, to the date of payment and delivery. The Representative may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice to the Company; provided that in no event shall the Additional Securities be issued on a date later than the last day in the 13-day period beginning on, and including, the Closing Date. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Representative may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

3. Terms of Offering. The Representative has advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in the Representative’s judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 27, 2022, or at such other time on the same or such other date, not later than June 6, 2022, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the last day of the 13-day period beginning on, and including, the Closing Date, as shall be designated in writing by the Representative.

The Securities shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus, with respect to the Additional Securities, accrued interest, if any, to the date of payment and delivery.

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a) Except as contemplated by the Time of Sale Memorandum and the Final Memorandum, subsequent to the subsequent to the respective dates as of which information is given in the Time of Sale Memorandum and the Final Memorandum, there shall not have been any Material Adverse Change, or any development that would reasonably be expected to result in a Material Adverse Change (whether or not arising in the ordinary course of business), that, in the Representative’s judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum and in the Final Memorandum.

(b) The Representative shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Representative shall have received on the Closing Date an opinion and negative assurance statement of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(d) The Representative shall have received on the Closing Date an opinion of Timothy Scott, Associate General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) The Representative shall have received on each of the date hereof and the Closing Date a certificate of the principal financial officer of the Company dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representative containing statements and information with respect to certain financial information included or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum.

(f) The Representative shall have received on the Closing Date an opinion and negative assurance statement of Goodwin Procter LLP (“Goodwin”), counsel for the Initial Purchasers, dated the Closing Date, in the form and substance satisfactory to the Representative.

(g) The Representative shall have received, on each of the date hereof and the Closing Date, a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from BDO, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Securities shall be eligible for clearance and settlement through DTC.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and the officers (as defined in Rule 16a-1(f) under the Exchange Act) and the directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof (each a “Lock-Up Agreement” and collectively the “Lock-Up Agreements”), shall be in full force and effect on the Closing Date.

(j) The Representative’s counsel shall have received an executed copy of the Indenture.

(k) The Representative shall have received a copy of the amendment, in form and substance satisfactory to the Representative, to the Loan and Security Agreement, dated July 9, 2020, as amended, by and between the Company and Silicon Valley Bank.

(l) The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance statement of WSGR, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Timothy Scott, Associate General Counsel of the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a certificate of the principal financial officer of the Company, dated the Option Closing Date, to the same effect as the certificate required by Section 5(e) hereof;

(v) an opinion and negative assurance statement of Goodwin, counsel for the Initial Purchasers, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchasers, from BDO, independent public accountants, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii) such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization, execution and authentication of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution and authentication of such Additional Securities.

(m) A number of shares of Common Stock equal to the sum of the Maximum Number of Underlying Securities shall have been approved for listing on NASDAQ, subject to official notice of issuance.

6. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a) To furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Representative may reasonably request.

(b) Prior to the completion of the distribution of the Securities, before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to the Representative a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representative reasonably objects.

(c) To furnish to the Representative a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which the Representative reasonably objects.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time prior to the completion of the distribution of the Securities and when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and disbursements do not exceed $10,000, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the listing of the Underlying Securities on NASDAQ, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (ix) the document production charges and expenses associated with printing each of the Transaction Documents and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i) To furnish the Representative with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without the Representative’s prior written consent.

(j) During the period of one year after the Closing Date or any Option Closing Date, if later, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l) During the period of one year after the Closing Date or any Option Closing Date, if later, the Company will not, and will not permit any person that is an affiliate (as defined in Rule 144 under the Securities Act) at such time (or has been an affiliate within the three months preceding such time) to, resell any of the Securities or the Underlying Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(m) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n) To use its commercially reasonable efforts to list a number of shares of Common Stock equal to the sum of the Maximum Number of Underlying Securities on NASDAQ, subject to notice of official listing.

(o) To reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the Conversion Rate of the Securities.

The Company also agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Final Memorandum (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned or convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement or the issuance of the Underlying Securities in connection with the conversion of the Securities in accordance with the provisions of the Indenture, (b) the issuance by the Company of shares of Common Stock upon (i) the exercise of any stock options or warrants outstanding as of the date hereof and disclosed in the Time of Sale Memorandum and the Final Memorandum or (ii) the conversion of any existing convertible notes of the Company outstanding as of the date hereof and disclosed in the Time of Sale Memorandum and the Final Memorandum, (c) the Company’s performance of any obligations under, or the exercise of any rights or termination of, any of the Company’s existing capped call transactions described in the Time of Sale Memorandum and the Final Memorandum, (d) the issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock pursuant to the Company’s equity incentive plans in effect on the date hereof and described in the Time of Sale Memorandum and the Final Memorandum, (e) the filing of a registration statement on Form S-8 with respect to the Company’s equity incentive plans in effect on the date hereof and described in the Time of Sale Memorandum and the Final Memorandum; or (f) the sale or issuance of or entry into an agreement providing for the issuance of shares of Common Stock, or any security convertible into or exercisable for shares of Common Stock, in connection with the acquisition by the Company of the securities, business or assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or in connection with joint ventures, commercial relationships or other strategic transactions; provided, that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (f) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement.

7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will offer and sell such Securities only to persons that it reasonably believes to be QIBs, that, in purchasing such Securities, are deemed to have represented and agreed as provided in the Final Memorandum under the captions “Notice to Investors” and “Transfer Restrictions.”

(b) The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Indenture, to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Final Memorandum or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein it being understood and agreed that the only such information furnished by the Initial Purchaser through the Representative consists of the information described as such in paragraph (b) below.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, road show, General Solicitation set forth in Schedule II hereto, the Final Memorandum or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Initial Purchasers may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, which shall not include secondary markets for privately held securities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representative and the

Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, on the one hand, and the Initial Purchasers, on the other hand, with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company, and (iv) none of the activities of the Initial Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Initial Purchasers with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.Docusign.com) or other transmission method any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to the Representative in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; if to the Company shall be delivered, mailed or sent to Cutera, Inc. 3240 Bayshore Blvd. Brisbane, California 94005, Attention: General Counsel, with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, California 94304, Attention: Philip H. Oettinger and Michael Occhiolini.

Signature pages follow.

Very truly yours,

CUTERA, INC.

By:	/s/ Rohan Seth
	Name:	Rohan Seth
	Title:	Chief Financial Officer

Accepted as of the date hereof Goldman Sachs & Co. LLC Acting severally on behalf of itself and the several Initial Purchasers named in Schedule I hereto. By: Goldman Sachs & Co. LLC

By:	/s/ Michael Voris
Name: Michael Voris
Title: Managing Director

SCHEDULE I

Initial Purchaser	Principal Amount of Securities to be Purchased
Goldman Sachs & Co. LLC	$160,000,000
Stifel, Nicolaus & Company, Incorporated	$20,000,000
William Blair & Company, L.L.C.	$20,000,000

Total:	$200,000,000

I-1

SCHEDULE II

Permitted Communications

Time of Sale Memorandum

1.	Preliminary Memorandum, dated May 24, 2022

2.	Pricing term sheet, dated May 24, 2022

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Securities

Pricing term sheet, dated May 24, 2022

Press release of the Company dated May 24, 2022, relating to the announcement of the offering of the Securities.

Press release of the Company dated on or about May 24, 2022, relating to the pricing of the offering of the Securities.

Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above

None.

II-1

EXHIBIT A

FORM OF LOCK-UP LETTER

_____________, ______

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC (the “Representative”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with Cutera, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the several Initial Purchasers named in Schedule I to the Purchase Agreement, including the Representative (the “Initial Purchasers”), of Convertible Senior Notes of the Company (the “Securities”). The Securities will be convertible into cash, shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) or a combination thereof, at the Company’s election.

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, the undersigned will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final offering memorandum (the “Restricted Period”) relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned that are convertible into or exercisable or exchangeable for Common Stock (collectively, the “Undersigned’s Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) in transfers by testate succession or intestate succession, (vi) to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards by the undersigned pursuant to the Company’s equity incentive plans, (vii) transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that (x) in the case of clauses (i)-(v) and (vii), such transfer shall not involve a disposition for value, (y) in the case of clauses (i)-(v) and (vii), the transferee agrees in writing with the Representative to be bound by the terms of this letter agreement, and (z) in the case of clauses (i)-(v) and (vii), no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer and in the case of clause (vi), if the undersigned is required to make a filing under Section 16(a) of the Exchange Act, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, civil union, domestic partnership or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Restricted Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Restricted Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that it (i) has full power and authority to enter into this letter agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this letter agreement, and (ii) now has, and except as contemplated by this letter agreement, for the duration of this letter agreement will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this letter agreement, and this letter agreement shall be void and of no further force or effect, if (i) the Company notifies the Representative that it does not intend to proceed with the Offering, (ii) the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the Offering is not completed by July 15, 2022.

The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Initial Purchasers have not provided any recommendation or investment advice nor have the Initial Purchasers solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Initial Purchasers may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Initial Purchasers are not making a recommendation to you to participate in the Offering or sell any Securities at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Initial Purchaser is making such a recommendation.

Signatures transmitted by facsimile or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed to be an original signature for all purposes.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Signature Page Follows.

Very truly yours,

(Signature)

(Print Name of Stockholder)

(Print Name of Authorized Signatory, if applicable)

(Print Title of Authorized Signatory, if applicable)

(Print Email Address)

Address: